Exhibit (j)(1)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of TD Waterhouse Plus Funds, Inc. (formerly, National Investors Cash Management Fund, Inc.) filed as part of Post-Effective Amendment No. 7 to the Registration Statement (File No. 333-14527) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A (File No. 333-14527).

/s/ Shearman & Sterling LLP
Shearman & Sterling LLP

New York, New York
December 29, 2003